UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 19, 2012

ARROW FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

New York	1-12507	22-2448962
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 Glen Street Glens Falls, NY	12801
(Address of principal executive offices)	(Zip Code)

(518) 745-1000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act.
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
A.Separation and Consulting Arrangements for Thomas L. Hoy.

As previously disclosed on a Current Report on Form 8-K filed by Arrow Financial Corporation (the “Company”) on June 1, 2012 (the “June 1 Form 8-K”), the Company announced on May 31, 2012 the retirement of Thomas L. Hoy from the position of Chief Executive Officer of the Company and the Company's lead subsidiary bank, Glens Falls National Bank and Trust Company (“GFNB”), effective December 31, 2012. The June 1 Form 8-K also disclosed that the Company had selected Thomas J. Murphy to succeed Mr. Hoy as the Chief Executive Officer of the Company and GFNB, effective January 1, 2013. Mr. Murphy has been serving as President of the Company since July 1, 2012 and President of GFNB since July 1, 2011. Mr. Hoy will continue to serve as Chairman of the Board of the Company and GFNB following his retirement.
Consulting Arrangement.

In connection with Mr. Hoy's retirement, the Company and Mr. Hoy have entered into a three-year Consulting Agreement pursuant to which Mr. Hoy will render advice and assistance to the Company. Under the three-year Consulting Agreement, Mr. Hoy will render advice and assistance to the Company with respect to the management and operation of the Company's business and affairs as requested by the Chief Executive Officer of the Company or the Company's Board of Directors. As compensation for these services, Mr. Hoy will receive an annual payment of $48,000 payable in equal monthly installments. He will also receive office space, administrative support and equipment as agreed by the parties for the provision of the consulting services. Although the Consulting Agreement has an initial three-year term, it is generally terminable upon 30 days' prior written notice by either party to the other. The Consulting Agreement contains confidentiality and non-competition provisions in favor of the Company. During the period of consultancy under the Consulting Agreement, outstanding stock options granted to Mr. Hoy under the Company's Long-Term Incentive Plans before his retirement will continue to vest and to be exercisable in accordance with the underlying award agreement terms, and will continue to be exercisable following cessation of his consulting in accordance with such terms.
In addition to the Consulting Agreement, the Compensation Committee of the Board of Directors (the “Compensation Committee”) has determined that Mr. Hoy will receive from the Company at or about year-end 2012, the compensatory payments and benefits, simultaneously with or incident to his retirement, described below.
Separation Arrangements.
(a)SERP: Under one part of the Company's nonqualified Select Executive Retirement Plan (“SERP”), Mr. Hoy is entitled to receive a “makeup” benefit designed to provide participating executives with a level of benefit that they would have received under the Company's qualified retirement plan absent the limitations in the Internal Revenue Code on the maximum amount of compensation payable to senior executives under such plans. The present value of the make-up benefit payable to Mr. Hoy under the SERP is approximately $1,630,000. Under the terms of the SERP, this benefit is payable in the form of an annuity. Mr. Hoy has selected the joint-and-fifty-percent-survivor monthly annuity which will be payable, based upon Mr. Hoy's age and circumstances, in the approximate amount of $8,900 per month during the payout period commencing on his retirement date and ending on the death of the last to survive of Mr. Hoy and his spouse. Under a separate part of the SERP, the Compensation Committee has determined, based upon Mr. Hoy's dedicated and long-standing service to the Company and its subsidiaries spanning 38 years, that he will receive an additional series of monthly cash payments in conjunction with and continuing for the same period of time as his “make-up” annuity payments described in the preceding sentence, payable to him or, if his spouse succeeds him, his spouse. The present value of this additional payment is approximately $342,000 or 21% of the present value of his “make-up” benefit, which corresponds to a monthly payment of approximately $1,865.

(b)Short Term Incentive Plan (“STIP”) Bonus Award: The Compensation Committee has determined that Mr. Hoy will receive his annual bonus award under the Company's STIP in December 2012, rather than in January 2013. Mr. Hoy's 2012 STIP award will be $153,000, payable in cash on December 27, 2012. This bonus payment approximates 92% of Mr. Hoy's 2012 annual incentive target opportunity under the STIP, which would have resulted in a payment of $166,000 (i.e., 40% of his base salary).

(c)Other Benefits: Mr. Hoy will also receive payments or benefits upon or as a result of his retirement under the Company's other severance and retirement plans, consistent with the terms and conditions of those plans. Those other plans include, without limitation, the Company's defined benefit retirement plan, employee stock ownership plan, and non-matching 401(k) qualified retirement plan. Finally, Mr. Hoy will be entitled to retain his Company provided automobile, which has a fair value of approximately $21,000.

B.Separation and Consulting Arrangements for Raymond F. O'Conor.

As previously disclosed in a Current Report on Form 8-K filed by the Company on June 29, 2012 (the “June 29 Form 8-K”), the Company announced on June 26, 2012 the retirement of Raymond F. O'Conor from the position of Senior Vice President of the Company and Chief Executive Officer of the Company's banking subsidiary, Saratoga National Bank and Trust Company (“SNB”), effective December 31, 2012. The June 29 Form 8-K also disclosed that the Company had selected David S. DeMarco to succeed Mr. O'Conor as the Chief Executive Officer of SNB, effective January 1, 2013. Mr. DeMarco has been serving as President of SNB since July 1, 2012 and as Senior Vice President of the Company since May 1, 2009. Mr. O'Conor will continue to serve as Chairman of the Board of SNB following his retirement.
Consulting Arrangement.

In connection with Mr. O'Conor's retirement, the Company and Mr. O'Conor have entered into a one-year Consulting Agreement pursuant to which Mr. O'Conor will render advice and assistance to the Company. Under the one-year Consulting Agreement, Mr. O'Conor will render advice and assistance to the Company with respect to the management and operation of the Company's business and affairs as requested by the Chief Executive Officer of the Company or the Company's Board of Directors. As compensation for these services, Mr. O'Conor will receive an annual payment of $24,000 payable in equal monthly installments. He will also receive office space, administrative support and equipment as agreed by the parties for the provision of the consulting services. Although the Consulting Agreement has an initial one-year term, it is generally terminable upon 30 days' prior written notice by either party to the other. The Consulting Agreement contains confidentiality and non-competition provisions in favor of the Company. During the period of consultancy under the Consulting Agreement, outstanding stock options granted to Mr. O'Conor under the Company's Long-Term Incentive Plans before his retirement will continue to vest and to be exercisable in accordance with the underlying award agreement terms, and will continue to be exercisable following cessation of his consulting in accordance with such terms.
Separation Arrangements:
(a)STIP Bonus Award: The Compensation Committee has determined that Mr. O'Conor will receive his annual bonus award under the Company's STIP in December 2012, rather than in January 2013. Mr. O'Conor's 2012 STIP award will be $42,000, payable in cash on December 27, 2012. This bonus payment approximates 94% of Mr. O'Conor's 2012 annual incentive target opportunity under the STIP, which would have resulted in a payment of $43,750 (i.e., 25% of his base salary).

(b)Other Benefits: Mr O'Conor will also receive payments upon or as a result of his retirement under the Company's other severance and retirement plans, consistent with the terms and conditions of those plans. Those other plans include, without limitation, the Company's defined benefit retirement plan, employee stock ownership plan, non-matching 401(k) qualified retirement plan, and “make-up” component of the SERP. Finally, Mr. O'Conor will be entitled to retain his Company provided automobile, which has a fair value of approximately $13,000.

C.Bonus Payment for David S. DeMarco.

In connection with the promotion of Mr. DeMarco to Chief Executive Officer of SNB at year-end 2012, as discussed in the first paragraph of this Section B, the Compensation Committee has approved a one-time cash bonus payment to Mr. DeMarco in the amount of $75,000 (the “Bonus”). This payment, which will not be part of or offset against his annual bonus payment under the STIP, will be paid on or about December 27, 2012 and is expressly subject to the condition, to which Mr. DeMarco has agreed, that if he terminates his employment from the Company and its affiliated group without “cause,” as defined in his employment agreement with the Company, before certain specified dates, he will reimburse the Company for all or a portion of such payment. Specifically, if he terminates his employment prior to December 31, 2013, he will reimburse the Company for the full amount of the Bonus, and if he terminates his employment after December 31, 2013 but before December 31, 2014, he will reimburse the Company for one-half of the Bonus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW FINANCIAL CORPORATION

Dated:  December 26, 2012 By: /s/ Terry R. Goodemote
Terry R. Goodemote, Executive Vice President,
Treasurer and Chief Financial Officer